SUBLEASE

THIS SUBLEASE (the "Sublease") is made and entered into as of the day of March, 2011 by and among Carlson Wagonlit Travel, Inc., a Delaware corporation("Sub lessor"), and BioPower Operations Corporation, a Nevada corporation ("Sub lessee").

WITNESSETH:

WHEREAS, Sub lessor is the tenant of that certain premises consisting of approximately 2,000 square feet known as Suite 200 in Radice lll ( the "Building") located at I 000 Corporate Drive, Fort Lauderdale, FL 33334 (the "Leased Premises") pursuant to a certain lease agreement dated April I 0, 2008, and modified by a First Amendment to Lease dated October 7, 2009 (collectively, the "Master Lease"), with Radice Ill, LLC, a Florida limited liability corporation (the "Landlord"); and

WHEREAS, subject to the terms and conditions set forth herein , Sub lessor desires to sublease to Sub lessee the Leased Premises.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.       SU BLEASE. Sub lessor subleases and demises to Sub lessee, and Sub lessee hereby hires and subleases from Sub lessor, the Leased Premises upon and subject to the terms, covenants and conditions hereof.

2.       TER M. The term of this Sublease (the "Term") shall commence no later than April 1, 2011 provided that Sub lessor has received written notice that Landlord has given its written consent to this Sublease, as set forth in Section 23 of this Sublease, and shall expire on May 31, 20 1 3.

3.       USE. Sub lessee agrees to use the Leased Premises for general office purposes only and for no other purpose.

4.       GROSS RENT. Sub lessee agrees to pay to Sub lessor as rent for the Leased Premises, in good funds, in equal monthly installments of Three Thousand Si x Hundred Sixty six and .66 Dollars ($3,666.66), plus applicable Florid a sales lax, commencing Jul y 1 , 2011 through May 31, 201 3 ("G ross Rent").

Rent for all periods prior to Jul y 1, 20 11 shalt be abated.

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Payments of monthly Gross Rent shall be paid in advance not later than the first day of each and every calendar month commencing July 1 , 20 II and trans mitted via Electronic Fund Transfer (EFT) to the following banking location:

Bank: US Bank
Address: 800 Nicollet Ma lll - 2nd Floor
City: Minneapolis
State: MN.
Zip Code: 55402
Phone: 612-259-2000

Account Name: Carlson Wagonlit Travel
Account Number: 1 60233278904
Bank Routing Number: 091 000022
Swift Code: USBK US44I MT

Gross Rent for any partial month falling within the Term shall be prorated based 011 the portion of such month falling within the Term.

Except as provided herein S blesse shall not be responsible for any other rent, charges, assessments, fees, etc. which are provided in the normal course by Landlord under the Master Lease.

5.       A DDITIONAL CH AR GES. All additional rent, sums and charges payable to Landlord or Sub lessor for extra or additional services requested by Sub lessee which are not provided in the normal course by Landlord under the M aster Lease shall become additional rent clue from Sub lessee to Sub lessor hereunder and shall be paid by Sub lessee at the place fixed for payment of Gross Rent, within thirty (30) days after receipt by Sub lessee of Sub lessor’s or Landlord’s bills therefore. In addition to any Charges delineated above, Sub lessee will pay to Sub lessor $263.7 1 each month for the use of the R i co h printer/copier machine.

6.       PAYMENT O F GROSS RENT.

  (a)       Gross Rent shall be paid without offset (except as permitted by Section 8 below), and shall be pa id without demand or notice, and i r not paid when due shall, commencing Five days thereafter, bear interest until paid at a rate of 1% per month or the maxim u m rate of interest permitted by l aw, \·whichever is less.

  (b)       Sub lessee shall be responsible to pay any sales tax, stamp tax, transfer tax or rent tax, governmental levy or assessment imposed due to the sublease of the 1eased Premises to Sub lessee. Such taxes shall be paid before delinquency.

7.       LANDLORD'S SER VICES. Sub lessee shall been tit led to all services required to be provided by Landlord pursuant to the Master Lease.

8.       COMPLIANCE WITH MASTER LE/\SE. Sub lessee acknowledges and agrees that this Sublease is subject and subordinate to the Master Lease and subsequent Master Lease modifications that are al so agreed to in writing by Sub lessee during the term of this Sublease. Sub lessor represents and warrants to Sub lessee that a true and complete copy of the Master Lease is attached hereto as Exhibit A. Except to the extent the Master Lease is inconsistent with or contradicts the terms of this Sublease, Sub lessee hereby agrees as to the Leased Premises only to be bound by and to assume and perform in all respects the terms and covenant of the Master Lease applicable to Sub lessor (except as expressly provided herein, Sub lessee shall have no obligation hereunder to make any payments of rent or other charges to Landlord) and all such provisions are hereby incorporated as additional terms and covenants of this Sub l ease as if they were recited herein. In each case, except when in conflict vet t h is Sublease, Sub lessee shall have all of the rights, benefits, duties and obligations of Sub lessor under the Master Lease with respect to the Leased Premises on l y, and Sub l lessor shall have all of the rights, privileges, obligations and remedies of Landlord under the Master Lease. Sub lessor shall have the continuing obligation to pay all rent due and to perform i its other obligations under the Master Lease on a timely basis. If either Sub lessor or Su blesse receives any notice or demand from Landlord, the recipient shall promptly deliver a copy there or to the other party hereto in accordance with Sect ion 1 7 of this Sublease. If Sub lessor fail s to pay any Gross Rent due under the Master Lease or fail s to perform any other obligation required under the Master Lease, Sub lessee may (but shall not be obligated to) pay such Gross Rent to Landlord or perform such obligation. If Sub lessor fails to reimburse Sub lessee for the Gross Rent so pa i d or for the costs of such performance within ten (10) days after notice from Sub lessee, Sub lessee may set-off such amounts against Gross Rent next coming due hereunder.

9.       JNDEMNIFTCATJON. Su blesse shall indemnity and d e fend Sub lessor and Landlord against and hold Sub lessor and Land lord harmless from all claims, damages, costs, demands, liabilities and expenses (including reasonable attorneys' fees) in respect to the non- performance or non-observance of any of Sub lessee’s obligations under this Sublease, including Sub lessee’s obligations regard in g the Master Lease. Sub lessor shall indemnify and defend Sub lessee and Landlord against and hold Sub lessee and Landlord harmless from al l claims, damages, costs, demands, liabilities and expenses (including reasonable attorneys' fees) in respect to the non-performance or non-observance of any of Sub lessor’s obligations under this Sublease and the Master Lease.

10.     INSURANCE. At Sub lessee’s sole cost and expense, Sub lessee shall maintain, as to the Leased Premises, at all times during the Term, the same insurance that is required of the Sub lessor under the Master Lease.
11.     ASSIGNMENT AND SUBLEASE. Sub lessee shall not assign, pledge or Encumber this Sub-lease or sub-lease the Leased Premises, or any part thereof, without the prior written consent of Sub lessor and Landlord. Sub lessor shall not unreasonably withhold or delay such consent. No consent shall be required for a sub-sublease to a company affiliated with Sublesse as long as: (a) the character, use and reputation of such affiliate is, in Sub lessor’s discretion, consistent with the quality of the Leased Premises; and (b) such affiliate's net worth is, in S lessor’s discretion , roughly equivalent to that of Sub l lessee a t the time of the sub-sublease. If consent is given by Sub lessor to the assignment, pledge or encumbrance of this Sublease or the sublease of the Leased Premises, or any part thereof: Sub lessor shall not be barred from subsequently refusing to consent to any further assignment, pledge, encumbrance or sub-sublease. Any attempt to sell , assign, pledge encumber or sub l et without the consent of Sub lessor and Landlord shall be null and void. The consent by Sub lessor to any sub-lease or assignment by Sub lessee shall not relieve or release Sub lessee from any of its duties under this Sublease, whether past, present or futme.

12.     DEFAULT.

(a)     If Sub lessee shall fail to pay any installment of Rent when clue hereunder, or shall be in default of any covenant contained in or shall fail to honor a n y obligation under t h is Sublease Sub lessor, on giving of notice to Sub lessee, shall have available to it all or the same remedies available to Landlord under the Master Lease in the event of a decline or failure of the same type on the part of Sub lessor there under, subject to the right of Sub lessee to cure any such default if and as provided to Sub lessor under the same circumstances i n the Master Lease.

(b)     If S lessor shall be in default of any covenant contained i n or shall fail to honor any obligation under this Sublease, including obligations under and with respect to payment of Gross Rent due under the Master Lease, Sub lessee, on giving of notice (if notice is required to be given to Landlord by Su bless or for the same type of default by Landlord under the Master Lease), shall have available to i t all of the same remedies available to Sub lessor under the Master Lease in the event of a default or failure of the same type on the part or Landlord thereunder, subject to the right of Sub lessor to cure any such default if and as provided to Land lord under the same circumstances in the Master Lease.

13.    CONDITION OF LEASED PREMISES. Sub lessee agrees that it has inspected the Leased Premises and agrees to accept the Leased Premises in its "as i s," broom-clean Condition, containing only items listed on the furniture inventory list (arid as Ex hi bi t B), on the commencement elate of the Term. Sub lessee acknowledges t h at no representations or warranties with respect to the condition of the Lensed Premises have been made by or on behalf of Sub lessor, and that Sub lessor will perform no work to prepare the Leased Premises for Sub lessee’s occupancy, except to steam clean all carpet throughout the Leased Premises. Any work required by Su blesse to prepare the Leased Premises for its occupancy or any future alterations shall be at the sole cost and expense of Sub lessee, and shall be subject to all of the conditions set forth in the Master Lease, and additionally shall require and be subject to Sub lessor’s and Landlord 's prior written consent. Sub lessee may arrange for and install telephone, internet, cable/TV and mount the same as desired provided that the premises are restored to its original condition upon termination of the Sublease.

14.    SECURITY DEPOSIT. 1\s security for the performance of its obligations under this Sublease, Sub lessee shall pay to Sub lessor concurrently with Sub lessee’s execution of this Sublease, a cash security deposit ( the "Security De posit") in an amount equal to Three (3) months of Gross Rent or $11 ,000.00, plus applicable Florida sales tax . The Security Deposit may be applied by Sub lessor to cure any default of Sub lessee under this Sublease which Sub lessee has failed to cure after written notice and passage of an y period of time all owed under Sect i on 12 above for cu ring defaults, and within fifteen (1 5) days after notice by Sub lessor of such application, Sub lessee shall replenish the Security Deposit to its then required full amount by paying to Sub lessor the amount so applied. Within thirty (30) days after the expiration elate of the ·term, Sub lessor shall return to Sub lessee the balance, i if any, of the Security Deposit. The Security Deposit shall not be considered an advance payment of Rent or a measure of damages for any default by Sub lessee under this Sublease, nor shall it be a bar or defense to any action which Sub lessor at any time commences against Sub lessee. Notwithstanding the above, should Sub lessee be in compliance with all terms of this Sublease the parties agree that the applicable portion of the last two months’ rent may be paid as an allocation from the Security Deposit.

15.     ATTORNEY’S FEES. In the event of any litigation between Sub lessee and Sub lessor to enforce any provision of this Sublease or any right of either party thereto, the prevailing party in such litigation shall be entitled to receive from the other party, either as direct Payment or as an award under any judgment, all cost and expenses, including reasonable attorney's fees, incurred in negotiation, at trial, or on appeal. Moreover, i f either party hereto without fault is made a party to any litigation instituted by or against any other party to this Sublease, such other party shall indemnify Sub lessor or Sub lessee as the case may be, against and save harmless from all costs and expenses, including reasonable attorney's fees, incurred in connection therewith.

16.     BROKERAGE COMMISSIONS. Sub lessee represents and warrants to Sub lessor that Sub lessee has not been shown the Leased Premises, or any part thereafter have a n y services been performed for Sub lessee in connection with the transaction hereby described, by any broker, finder or salesperson other than Brenner Real Estate Group on behalf of the Sub lessee, and Grubb & Ellis, in partnership with HS/\ Commercial Real Estate, on behalf of the Sub lessor (collectively referred to as the "Brokers"). Sub lessee shall indemnify and forever hold Sub lessor harmless from and against any claim , loss, damage, cost and expense (including, without limitation, court costs and reasonable e a attorneys' fees) which Sub lessor may incur as a result of any broker, finder or salesperson (other than the Brokers) claiming by, tlu·ough or under Sub lessee, making any claim against Sub lessor for a commission or fee i n respect to the transaction contemplated by this Sublease. Sub lessor shall be responsible for the payment of all commissions due and owing to the Brokers.

17.    NOTICES. /\ II notices hereunder shall be in writing and shall be delivered (i) personally, (ii) by certified mail , postage prepaid, return receipt requested, or (ii i) by nationally-recognized overnight courier service, addressed to the parties as follows:

If to Sub lessor:	Carlson Wagonlit Travel, Inc.
Mail Stop 8249
70 I Carlson Parkway
Minnetonka, MN 55305
Attn: Legal Department
Facsimile: (763) 212-8543

If to Sub lessee:	To the Leased Premises, with a copy to Robert Kohn
____________________
____________________
____________________
____________________

Any notice given as aforesaid shall be deemed given and delivered ( i ) when received, in the case of personal delivery, (ii) when delivered or when delivery is refused, as the case may be, i n the case of delivery by ce1tified mail, or (i ii) when delivered in the case or delivery by overnight courier serv10cue.

18.     BINDING EFFECT. This Sublease shall be binding upon and inure to the benefit of Sub lessor and Sub lessor’s successors and assigns. This Sublease shall be binding upon Sub lessee and Sub lessee’s successors and assigns and shall inure to the benefit of Sub lessee and Sub lessee’s permitted assigns.

19.     ENTIRE AGREEMENT. This Sublease sets forth all the covenants, promises, assurances, agreements, representations, conditions, warranties, statements and understandings between Sub lessor and Sub lessee concerning the Leased Premises and the Building. This Sublease supersedes and revokes all previous negotiations, arrangements, letters of intent, offers to sublease, sublease proposals, representations and information conveyed between the parties or their respective representatives or any other person purporting to represent Sub lessor or Sub lessee. No subsequent alteration, amendment, change or addition to this Sublease shall be binding upon Sub lessor or Sub lessee unless in writing signed by both parties.

20.     NO WAIVER. No provision of this Sublease shall be deemed to have been waived by either party unless such waiver is in writing signed by the party against whom the waiver is to be asserted or en forced.

21.     SEVERABILITY. If an y clause, phrase, provision or portion of this Sublease or the application of same to an y person or circumstances shall be invalid or unenforceable under applicable law, such event shall not attic, impair or render invalid or unenforceable the remainder of this Sublease, nor any other clause, phrase, provision or portion of this Su lease, nor shall it affect the application of any clause, phrase, provision or portion of this Sublease to other persons or circumstances.

22.     NO CONSTRUCTION AGAINST PREPARE R OF SUl3LEASE. This Sublease has been prepared by Sub lessor and reviewed by Sub lessee. Sub lessor and Sub lessee and their separate advisors believe that this Sublease is the product of all of their efforts, that i t expresses their agreement and that it should not be interpreted in favor of either Sub lessor or Sub lessee or against either Sub lessor or Sub lessee merely because of their efforts i n preparing il.

23.     CONSENT OF LANDLORD. This Sublease is expressly subject to and conditioned upon the consent of Landlord hereto, which Sub lessor shall use its best commercial efforts to obtain. Sub lessor shall give Sub lessee prompts notice as to whether Landlord has given its consent to this Sublease.

24.     QUIET ENJOYMENT. If and so long as S blesse pays all G ross Rent due hereunder and performs each and every term and condition on its part to be kept a and performed, Sub lessee shall quietly enjoy the Leased Premises without hindrance by Sub lessor, Landlord and any person succeeding to the rights of Sub lessor or Landlord, subject to the terms of' the is Sublease. Sub lessor covenants and agrees to not enter into or otherwise agree to any amendment or modification of the Master Lease that would materially reduce or restrict the right s granted to Sub lessee to use and enjoy the Leased Premises under this Sublease, or that would cause Sub lessee’s costs associated with the Leased Premises or this Sublease to increase in a n y material way.

25.     COUNTERPARTS. This Sublease may be executed i n multiple counter parts which, when taken together, shall be deemed to constitute one and the same instrument.

26.     SIGNAGE. Sub lessor shall not be required to provide any signage for Sub lessee. However, the Sub lessee shall be entitled to a company door sign and may obtain from the Landlord a suite sign and a directory sign at Sub lessee’s sole cost and expense.

27.     FURN ITURE. Sub lessee shall have the right to use at no charge, the furniture and fixtures in or serving the Leased Premises during the Term of this Sublease. An inventory of such furniture and fixtures is contained in Exhibit B attached hereto. Sub lessee shall ret urn such furniture and fixtures to Sub lessor in good condition, normal wear and tear and damage resulting From circumstances beyond Su lessees reasonable control accepted, at the end of its occupancy of tl1e Leased Premises.

28.     NO OPTIONS. No options, renewal s, expansion options, Rights of First Offer or other rights specific to Sub lessor in the Master Lease are available to Sub lessee.

29.     RESTORATJON. Sub lessee shall, prior to the expiration or sooner termination of this Sublease, restore the Leased Premises to the condition that the Leased Premises were i n the commencement of the Term, reasonable wear and tear accepted. Sub lessee shall remove all of its trade fixtures and equipment prior to the expiration or sooner termination or the Term hereof and shall repair all damage caused by such removal.

SIGNATURES APPEAR ON NEXT PAGE

IN WITNESS WHEREOF, Sub lessor and Sub lessee have caused this Sublease to be du l y executed as of the clay and year first above written.

SUB LESSOR:

CARLSON WAGONLIT TRAVEL, INC.

By:

Title:	CFO

SUBLE:SSEE:

Blooper OPERATIONS CORPORATION

By:

Title:	Ctc>

CONSENT OF LANDLORD TO SUBLEASE

RADICE Ill, LLC, a Florida Limited Liability corporation ("Landlord") executed a lease ("Lease") with CARLSON WAGONLIT TRAVEL, INC., a Delaware corporation ("Tenant") dated April 10, 2008 for the premises located at 1000 Corporate Drive, Suite 200, Fort Lauderdale, FL 33334. Tenant now desires to sublease part of the premises to BIOPOWER OPERATIONS CORPORATION, a Nevada corporation ("Subtenant") and Tenant seeks to obtain Landlord's consent to the sublease, a copy of which Sublease is attached hereto ("Sublease") (but not including the copy of the Lease attached to the executed Sublease), marked Exhibit "A" and by this reference made a part hereof.

Landlord hereby consents to the execution by the Tenant and Subtenant of the Sublease upon the following terms, covenants, and conditions to which all parties hereto agree to be bound.

1.	Tenant shall remain fully responsible for the performance of all of the terms, covenants and conditions of the Lease;

2.
Upon the execution by the Tenant and Subtenant of the sublease, Tenant shall deliver to Landlord a true copy of it. The parties hereto intend the Sublease to be subject to and subordinate to all provisions of the Lease.

Nothing in the Sublease shall supersede any of the terms, covenants or conditions of the Lease; in the event of any conflict between the Lease and the Sublease, the Lease shall control, and nothing herein shall be deemed a waiver of any of the terms of the Lease;

4.
Nothing in the Sublease shall in any way whatsoever expand t11e liability or obligations of the Landlord, whether to Tenant, Subtenant or any other person or entity; the undersigned hereby expressly disapproves anything in the Sublease that does so expand the liability or obligations of the undersigned;

5.
Any termination of the Lease for any cause whatever, shall at Landlord's option, either (a) immediately terminate the Sublease or (b) operate as an assignment to Landlord of any Sublease then existing between Tenant and Subtenant affecting all or a portion of the premises demised by the Lease. Landlord shall not be liable for any prepaid rents nor any security deposits paid by Subtenant. Landlord shall not be subject to any off sets or defenses that the Subtenant might have against the Tenant, and Landlord shall not be liable for any concessions or allowances t11at the Tenant has agreed to grant or give. Landlord shall not be liable for any other defaults of the Tenant under the Sublease. Subtenant shall to Landlord upon Landlord's request.

6.
Subtenant shall have no rights against Landlord by reason of this consent, and all of Subtenant's rights and liabilities shall derive from terms of the Sublease. Landlord may in its sole discretion provide services directly to Subtenant under the terms of the Lease at the Subtenant's request, and Tenant and Subtenant shall be jointly and severally liable for the cost of such services on the terms and conditions set forth in the Lease.

7.
This consent shall not be deemed an expressed or implied affirmation or representation of any factual statements or recitations contained in the Sublease, whether relating to the Lease or otherwise, it being understood that Subtenant is fully responsible for reviewing and familiarizing itself with all of the terms and conditions of the Lease;

8.
The Sublease may not be assigned or amended nor may the sublease premises be further subleased without the consent of the Landlord. This consent shall not constitute a waiver of the provisions of the Lease regarding assignment and subletting without the prior written consent of the Landlord, and the Landlord reserves the right to withhold its consent to any future sublease or assignment in accordance with such provisions; and

9.
Under no circumstances may Tenant require Subtenant, or may Subtenant on its own, perform its obligations under the Sublease directly to the Landlord, without the prior written consent of the Landlord which consent may be withheld in the Landlord's sole and absolute discretion.

10.	(a)	Tenant hereby assigned and transfers to Landlord the Tenant's interest in all rentals and income arising from the Sublease.

(b)
Landlord by executing this document agrees that until a default shall occur in the performance of Tenant's obligations under the Lease, the Tenant may receive, collect and enjoy the rents accruing under this Sublease, except to the extent Landlord is entitled to a portion thereof under the terms of the Lease. However, if Tenant shall default in the performance of its obligations to Landlord then Landlord may, at its option, receive and collect, directly from Subtenant, all rent owing and to Be owed under the Sublease. Landlord shall not, by reason of this assignment of the Sublease nor by reason of the collection of the rents from the Sublease, be deemed liable to Subtenant for any failure of t11e Tenant to perform and comply With any obligations of Tenant under the Sublease.

(c)
Tenant hereby irrevocably authorizes and directs Subtenant, upon receipt of any written notice from the Landlord stating that a default exists in the performance of Tenant's obligations under the Lease, to pay to Landlord the rents due and to Become due under the Sublease. Tenant agrees that Subtenant shall have the right to rely upon any such statement and request from Landlord, and that Subtenant shall pay such rents to Landlord without any obligation or rights to inquire as to whether such default exists and notwithstanding any notice from or claim from Tenant to the contrary and Tenant shall have no right or claim against Subtenant for any such rents so paid by Subtenant.

11.	The acceptance of rent by Landlord from Subtenant or anyone else liable under the Lease shall not be deemed a waiver by Landlord of any provisions of the Lease.

12.
Landlord may consent to subsequent subletting’s and assignments of the Lease or this Sublease or any amendments or modifications thereto without notifying Tenant nor anyone else liable under this Lease and without obtaining their consent and such action shall not relieve such persons from liability.

1·3.
Tenant's obligation to indemnify and hold Landlord harmless as set forth in Section 16.01 of the Lease shall include indemnification from any claims arising from the use of the Premises (as defined in the Lease), or any portion thereof, by Subtenant, its agents, employees or contractors.

14.	To the extent there are any conflicts between the terms of the Sublease and this Consent, the terms of this Consent shall control.

15.	The Tenant shall be liable for all costs and expenses incurred by the Landlord in connection with the Sublease.

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16.          Copies of all notices to be given by Tenant and Subtenant under the Sublease shall be provided to Landlord via mail, fax (provided, if a notice is faxed, a copy is also deposited in the mail) or delivered via nationally recognized overnight courier (such as Federal Express) as follows:

(a)       To Landlord as follows:

RADICE Ill, LLC
4651 Sheridan Street, Suite 303, Hollywood Fl. 33021
Facsimile No.:  954-962-8166

Or to such other person at such other address designated by notice sent to Tenant. Notices delivered by overnight courier or sent by facsimile shall be deemed given upon receipt. Mailed notices shall be sent by United States Certified or Registered Mail, postage prepaid. Such notice shall be deemed to have been given two (2) days after posting in the United States mail.

17.          Subtenant hereby acknowledge that it is in receipt of a copy of the Lease. Subtenant agrees to abide by all covenants and conditions of the Lease. Subtenant hereby consents to Landlord's right to enforce all covenants and conditions of the Lease directly against Subtenant. Any and all rights and remedies which are available to Landlord as set forth in the Lease as to tenant, shall also apply to Subtenant. Any action on the part of the Landlord, or failure of Landlord to avail itself of any right or remedy which it may have against Subtenant, shall not be deemed a waiver by Landlord of any right or remedy which it may have against Tenant. Similarly, any action on the part of the Landlord, or failure of Landlord to avail itself of any right or remedy whicl1 it may have against Tenant, shall not be deemed to be a waiver of by Landlord of any right or remedy which it may have against Tenant.

IN WITNESS WHEREOF,   the parties hereto have executed this Agreement  this _ day of ______, 20   .

Landlord:

RADICE Ill, LLC a Florida

Limited Liability Corporation.	By:

Its:

Tenant:

CARLSON WAGONLIT TRAVEL, INC.,	By:	k

a Delaware Corporation	Its:	CEO

Subtenant:

BIOPOWER OPERATIONS CORPORATION	By:

a Nevada Corporation	Its:	CEo

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